Exhibit 99.2

FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 29, 2003

     The undersigned hereby appoints Patrick F. Stone and Neil A. Johnson, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Fidelity National Information Solutions, Inc. held of record by the undersigned as of August 18, 2003, at the Annual Meeting of Stockholders to be held on September 29, 2003, or any adjournment thereof.

     This instruction and proxy card is also solicited by the Board of Directors of Fidelity National Information Solutions, Inc. (the “Company”) for use at the Annual Meeting of Stockholders on September 29, 2003 at 2:00 p.m. eastern time from persons who participate in either (1) the Fidelity National Information Solutions 401(k) Profit Sharing Plan (the “401(k) Plan”), or (2)  the Fidelity National Information Solutions Employee Stock Purchase Plan (the “ESPP”), or (3) both the 401(k) Plan and the ESPP.

     By signing this instruction and proxy card, the undersigned hereby instructs Wells Fargo Bank Minnesota, N.A., Trustee for the 401(k) Plan and the ESPP, to exercise the voting rights relating to any shares of common stock of Fidelity National Information Solutions, Inc. allocable to his or her account(s) as of August 18, 2003. For shares voted by mail, this instruction and proxy card is to be returned to the tabulation agent (c/o Proxy Services, P.O. Box 2022, Jersey City, NJ 07304) by September 25, 2003. For shares voted by phone or internet, the deadline is 11:59 PM on September 24, 2003. For the 401(k) Plan, the Trustee will tabulate the votes received from all participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios. For the ESPP, the Trustee will vote only those shares that are properly voted by ESPP participants.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY OF EACH OF THE NOMINEES.

(Continued on reverse side)

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▲PLEASE DETACH HERE▲

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll-free 1-800-730-9103 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.	Vote by Internet at our Internet Address: www.proxyvoting.com/FNIS

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE VOTE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES AND PROPOSAL 2 AND 3.	Please mark your vote like this	☒

						FOR	AGAINST	ABSTAIN
1.	Election of Directors by holders of Common stock. ☐Vote FOR all nominees (except as marked) ☐Vote WITHHOLD from all nominees			3.	Amendment of Fidelity National Information Solutions, Inc.’s 2001 Stock Incentive Plan to increase by 3,300,000 the number of shares of common stock that may be issued pursuant to the stock options granted thereunder and to increase by 330,000 the automatic annual increase in the number of shares that may be issued pursuant to the stock options granted thereunder.	☐	☐	☐
	01 William D. Davis, 02 William P. Foley, II, 03 Richard J. Freeman, 04 Earl Gallegos, 05 Richard A. Mendenhall, 06 Patrick F. Stone, 07 Cary H. Thompson.			4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
	(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE’S NAME ABOVE.)				THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.
	FOR	AGAINST	ABSTAIN
2.	Approval of the proposed merger of a wholly-owned subsidiary of FNF with and into FNIS and the merger agreement, dated July 11, 2003 among FNF, FNIS and FNIS Acquisition Corp.	☐	☐	☐	Dated: , 2003

Signature(s) in Box

					When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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Δ PLEASE DETACH HERE Δ

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your instruction form.

VOTE BY PHONE:	You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

OPTION A:	To vote as the Board of Directors recommends on ALL proposals; Press 1.

OPTION B:	If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Item 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items to be voted. When asked, please confirm your vote by pressing 1.

VOTE BY INTERNET:	THE WEB ADDRESS IS www.proxyvoting.com/FNIS

IF YOU VOTE BY PHONE OR INTERNET - DO NOT MAIL THE PROXY CARD.

THANK YOU FOR VOTING.

Call * * Toll Free * * On a Touch-Tone Telephone 1-800-730-9103 — ANYTIME There is NO CHARGE to you for this call.	CONTROL NUMBER for Telephone/Internet Voting